NOTE

___________, 2007
New York, NY

FOR VALUE RECEIVED, Ad.Venture Partners, Inc. (the “Obligor”), HEREBY PROMISES TO PAY to the order of _______________ (the “Lender”), on demand made at any time the aggregate unpaid principal amount of all loans, advances, or financial accommodations made or granted by the Lender to, or for the benefit of, the Obligor, on such dates as shown in Schedule A attached hereto. Payments are to be made in lawful currency of the United States of America in same-day or immediately available funds.

The Obligor may prepay any amount owing pursuant to this Note at any time and from time to time without premium or penalty. The holder of this Note is authorized to, and prior to any transfer of this Note shall, endorse on Schedule A hereto and made a part hereof the date, type and amount of each loan, advances or financial accommodations made pursuant to this note and the date and amount of each payment made by the Obligor. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Obligor in respect of any such loans, advances or financial accommodations.

The Obligor will reimburse the Lender for any tax liabilities in connection with any imputed interest income of the Lender in connection with this Note.

Subject to the next paragraph, all loans, advances or financial accommodations shall be payable in full upon demand by the holder of this Note or upon consummation of a merger, capital stock exchange, asset acquisition or other similar business combination (as described in Obligor’s prospectus dated August 25, 2005 and filed with the Securities and Exchange Commission).

Lender agrees that (i) it has no right, title, interest or claim of any kind whatsoever in or to the trust account that Obligor has established at Smith Barney, maintained by Continental Stock Transfer & Trust Company acting as trustee, initially in the amount of $50,380,000 for the benefit of Obligor’s public stockholders (the “Trust Account”) and (ii) it will not seek recourse against the Trust Account for any reason whatsoever.

Nothing contained in this Note shall affect the obligation of the Obligor to make, or prevent the Obligor from making, at any time, payments on this Note.

This Note shall be binding upon the Obligor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of the Lender and its successors and assigns, including subsequent holders hereof.

The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction.

1.

Presentment for payment, notice of dishonor, protest, notice of protest and any other notice are hereby waived. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflict of laws.

No amendment, modification or waiver of any term or provision of this Note, nor consent to any departure by the Obligor herefrom, shall be effective unless the same shall be in writing and signed by each holder of this Note, and then such waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.

Nothing in this Note, expressed or implied, shall give or be construed to give any person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Note, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the Obligor and any holder of this Note.

2.

IN WITNESS WHEREOF, the Obligor has caused this Note to be executed and delivered to the Lender as of the date and year first above written.

Ad.Venture Partners, Inc.

By:
Name: Howard S. Balter
Title: Chief Executive Officer

3.

Schedule A

Loans, Advances and Financial Accommodations

Date	Amount (repayment)	Type (note if repayment)	Endorsement Notation

4.